Exhibit 10.4

As of February 19, 2012 (the “Effective Date”)

Supplemental Letter

Reference is hereby made to the Joint Venture Agreement  (the “JV Agreement”), dated as of April 27, 2011, by and between (1) Global Gold Corporation, a Delaware corporation (“GGC”), its wholly owned subsidiary Global Gold Armenia, LLC, a Delaware limited liability company (“GGA”), the latter’s wholly owned subsidiary, Global Gold Mining LLC, a Delaware limited liability company (“GGM”), and the latter’s wholly owned subsidiaries Mego-Gold, LLC (“MG”), and Getik Mining Company, LLC (“GMC”), Armenian limited liability companies, and (2) Consolidated Resources Armenia, an exempt non-resident Cayman Islands company (“CRA”) and its affiliate Consolidated Resources USA, LLC, a Delaware limited liability company (“CRU”).  Capitalized terms used herein but not defined herein shall have those meanings ascribed to them in the JV Agreement.

1.
This letter (this “Letter”) has been executed and delivered in connection with a request for funding from CRA prior to the Closing referred to in Section 2.3.1 of the JV Agreement under the Instrument made on 17 January 2012 (the “Instrument”) by Global Gold Consolidated Resources Limited, a Jersey, Channel Islands company (“GGCRL”).

2.
Each of GGC, CRA and GGCRL have executed and delivered a shareholders agreement dated as of February 18, 2012 (as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the “Shareholders Agreement”). The parties hereto acknowledge that the Shareholders Agreement was entered into prior to the Closing, but agree that it shall be deemed to be the Shareholders Agreement required to be executed and delivered at the Closing under Section 2.3.8 of the JV Agreement.  GGC, CRA and GGCRL agree that the Shareholders Agreement replaces in all respects the shareholders agreement executed on January 27, 2012 and delivered to  Jay C. Kellerman of Stikeman Elliott LLP (“J. Kellerman”) to hold pending their respective authorizations to release it.  J. Kellerman is hereby authorized to destroy all executed copies of such agreement that he is holding.

3.	In addition to the Shareholders Agreement, the documents and instruments set forth on Schedule 1 hereto have been executed and delivered by the parties thereto at or prior to the Effective Date.

4.
On September 23, 2011, each of Jeffery Royce Marvin (“J. Marvin”), David Ranil Premraj (“D. Premraj”), Christopher Ian Hague (“I. Hague”) and Van Zorab Krikorian (“V. Krikorian”) was appointed to serve as a director of GGCRL.  Each of J. Marvin, D. Premraj and I. Hague have resigned as a director of GGCRL with effect as of February 1, 2012.  Caralapati Premraj (“C. Premraj”) has consented to act as a director of GGCRL with effect as of February 1, 2012 and each of J. Marvin, D. Premraj, I Hague, V. Krikorian and C. Premraj have executed written resolutions by all of the directors of GGCRL attached as Exhibit A hereto.  GGC shall endeavor to appoint by March 15, 2012 one person to serve as a director of GGCRL to fill the vacancy created by the resignation of I. Hague. CRA shall endeavor to appoint by March 15, 2012 one person to serve as a director of GGCRL to fill the vacancy created by the resignation of J. Marvin.  Each of GGC and CRA agrees that its respective appointee must be a person who is Independent (as defined in the Shareholders Agreement), not an executive of GGCRL or any of its Subsidiaries (as defined in the Shareholders Agreement) and has experience as a senior executive or director of one or more public companies in the mining industry. Section 2.3.3(iii) of the JV Agreement hereby is deleted.  Notwithstanding anything to the contrary in Section 14.11 of the Shareholders Agreement, until the Shareholders Agreement has terminated, the provision of the Shareholders Agreement supersede the agreements set forth in Sections 2.3.3(ii) and (iv) of the JV Agreement.

5.
Promptly following the Effective Date, CRA shall resume funding under the GGCRL Secured Fix Rate Convertible Notes 2013 on the terms and subject to the conditions set forth in the Instrument and GGCRL shall continue to issue such notes to CRA upon completion of each subscription and payment therefor.

6.
(a) For 3 years following the Effective Date, GGCRL will cause MG to (i) store drill core and related exploration materials of GGM and certain of its affiliates held as of the Effective Date at MG’s Toukmanuk site and (ii) provide lab testing services to such affiliates, and (b) GGC shall promptly pay or cause such affiliates to pay all costs (direct and indirect) for such storage and services plus 10% of such costs as determined by GGCRL for each month within 30 days after the end such month; provided, however, that GGCRL shall have the right to give priority to its subsidiaries’ project needs in allocating storage space and providing lab services and shall not be required to provide such storage or services in the event its failure to do so is caused by one or more of the events set forth in Article VIII (Force Majeure) of the JV Agreement.

7.
As promptly as possible following the date hereof, GGCRL and GGCR Mining, as applicable, shall undertake and complete the process of completing all registrations necessary under applicable law to carry on, directly or through one or more subsidiaries, the Business (as defined in the Shareholders Agreement).  During this transitional period (the “Transitional Period”), with the prior written approval of  GGC and CRA and subject to the terms of the Shareholders Agreement, GGCRL and GGCR Mining, as applicable, shall similarly undertake and complete the process of hiring all necessary employees and taking an assignment of all necessary leases, contracts, licenses and other assets as may be determined by the Board of Directors of GGCRL to be necessary in this regard.  During the Transitional Period, GGCRL and GGCR Mining, as applicable, shall appoint Global Gold Mining LLC as an interim manager of the Business on an interim basis, with the reasonable costs incurred by Global Gold Mining LLC with respect thereto being passed through to GGCRL and GGCR Mining, as applicable, for reimbursement.  Such appointment of Global Gold Mining LLC shall may be revoked by the unanimous consent of the Shareholders (as defined in the Shareholders Agreement) at any time upon written notice to GGCRL and Global Gold Mining LLC.  Any agreement between GGCRL and GGCR Mining, as applicable, and Global Gold Mining LLC with respect to the foregoing matters shall require the prior joint approval of the Shareholders.

8.
Except as hereby amended, supplemented or modified hereby, the JV Agreement and the Shareholders Agreement shall each remain in full force and effect. This Letter shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns as per Section 9.8 of the JV Agreement and nothing in this Letter, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  This Letter shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law principles thereof, and any disputes with regard to the subject matter hereof shall be settled in accordance with Section 9.12 of the JV Agreement.  Notices and other communications hereunder shall be given in accordance with Section 9.4 of the JV Agreement.  This letter may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Letter as of the date first above written.

GLOBAL GOLD CORPORATION, for itself and GGA, GGM, MG and GMC

By:
Name:
Title:

CONSOLIDATED RESOURCES ARMENIA, for itself and CONSOLIDATION RESOURCES, USA, LLC

By:
Name: Jeffrey R. Marvin
Title: Director

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, for itself

By:
Name:
Title:

GGCR MINING, LLC, for itself

By:
Name:
Title:

Supplemental Letter Signature Page

Schedule 1

(to Supplemental Letter)

DOCUMENTS AND INSTRUMENTS

1.	Guaranty, dated as of the Effective Date, by GGC in favor of CRA

2.	Guaranty, dated as of the Effective Date, by GGCR Mining in favor of CRA

3.	Security Agreement, dated as of the Effective Date, by GGCR Mining and GGCRL in favor of CRA

4.	MG Assignment and Assumption Agreement, dated as of the Effective Date, by and between GGC, GGM, GGCRL and GGCR Mining

5.	Getik Assignment and Assumption Agreement, dated as of the Effective Date, by and between GGC, GGM, GGCRL and GGCR Mining

6.
Certificate signed by V. Krikorian on behalf of GGC to the effect that (a) each of the conditions set forth in Section 6.1 of the JV Agreement has been satisfied in all respects, (b) GG has received the required approvals referred to in Section 2.3.7 of the JV Agreement and such approvals are in full force and have not been suspended, withdrawn or revoked and (c) the full Initial Consideration has been received.

7.	Evidence that the Share Certificates evidencing the shares of GGCRL issued to each of GGM and CRA include the restrictive legend required under Section 4.4 of the Shareholders Agreement

8.	Resignation Letter of J. Marvin, dated as of February 1, 2012

9.	Resignation Letter of D. Premraj, dated as of February 1, 2012

10.	Resignation Letter of I. Hague, dated as of February 1, 2012

11.	Written resolutions of the directors of GGCRL dated as of February 1, 2012

12.	Written consent of GGCRL as the sole member of GGCR Mining dated as of the Effective Date

13.	Written consent of the Board of Managers of GGCR Mining dated as of the Effective Date

Sched. 1 -